                                                                    EXHIBIT 4.10

                           HMT TECHNOLOGY CORPORATION

                                  $200,000,000
                 5-3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004

                               PURCHASE AGREEMENT


                                                                January 15, 1997

SALOMON BROTHERS INC
ALEX. BROWN & SONS INCORPORATED
HAMBRECHT & QUIST LLC
ROBERTSON, STEPHENS & COMPANY LLC
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

      HMT Technology Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the persons listed on Annex I hereto, as initial purchasers (the "Initial Purchasers"), $200,000,000 principal amount of its 5-3/4% Convertible Subordinated Notes due 2004 (the "Firm Securities"). The Company also proposes to grant to you an option to purchase up to $30,000,000 additional principal amount of such Notes to cover over-allotments, if any (the "Option Securities" and, together with the Firm Securities, the "Securities"). The Securities will be convertible into shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company at the conversion price set forth herein. The Securities are to be issued under an indenture (the "Indenture") to be dated as of January 15, 1997, between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee").

      The sale of the Securities to you will be made without registration of the Securities or the Common Stock issuable upon conversion thereof under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from the registration requirements of the Act provided by Section 4(2) thereof. You have advised the Company that you will make an offering of the Securities purchased by you hereunder in accordance with Section 4 hereof on the terms set forth in the Final Memorandum (as defined below), as soon as you deem advisable after this Agreement has been executed and delivered.

      In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated January 3, 1997 (the "Preliminary Memorandum"), and a final offering memorandum, dated January 15, 1997 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Securities and the Common Stock issuable upon conversion thereof. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in connection with the offering and resale by the Initial Purchasers of the Securities.
Any references herein to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all exhibits thereto and all documents incorporated by reference therein that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"); and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the Execution Time that is incorporated by reference therein.

      The holders of the Securities or the Common Stock issuable upon conversion thereof will be entitled to the benefits of the Registration Agreement (the "Registration Agreement") to be dated as of January 15, 1997, between the Company and the Initial Purchasers.

      1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Initial Purchasers as set forth below in this Section 1.

            (a) Each of the Preliminary Memorandum and the Final Memorandum as of its respective date did not, and the Final Memorandum (as the same may have been amended or supplemented) as of the Closing Date (as defined in Section 3 below) will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereof or thereto). All documents incorporated by reference in the Preliminary Memorandum or the Final Memorandum that were filed under the Exchange Act on or before the Execution Time complied, and all such documents that are filed under the Exchange Act after the Execution Time and on or before the Closing Date will comply, in all material respects with the applicable requirements of the Exchange Act and the rules thereunder. No stop order or other similar order or decree preventing the use of the Preliminary Memorandum or the Final Memorandum, or any order or decree asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and remains in effect and, to the best of the Company's knowledge, no proceedings for that purpose have been commenced or are contemplated.

            (b) The information provided by the Company pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (c) Each of the Company and its subsidiary, HMT FSC Ltd., a Barbados West Indies Company (the "Subsidiary"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Final

Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiary, taken as a whole; to the best of the Company's knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; each of the Company and the Subsidiary is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to its business, all of which are valid and in full force and effect; neither the Company nor the Subsidiary is in violation of its respective charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or the Subsidiary is a party or by which either of them or any of their properties may be bound; and neither the Company nor the Subsidiary is in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties. The Company does not own or control, directly or indirectly, any corporation, association or other entities other than the Subsidiary, which is not a "Significant Subsidiary" (as such term is defined in Regulation S-X of the Act).

            (d) All the outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Subsidiary are owned of record by the Company directly free and clear of any security interests, claims, liens or encumbrances.

            (e) The Company's authorized equity capitalization is as set forth in the Final Memorandum; the Securities and the Common Stock conform as to legal matters in all material respects to the descriptions thereof contained in the Final Memorandum; the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive right, right of first refusal or other similar rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof; and the shares of Common Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance upon such conversion and, when issued upon conversion, will be validly issued, fully paid and nonassessable, and not subject to any preemptive right, right of first refusal or other similar rights. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Securities except as may be required under the Act. Except as disclosed in the Memorandum, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Final Memorandum, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

            (f) The Company has the corporate power and authority to enter into this Agreement, the Indenture and the Registration Agreement and to issue, sell and deliver the Securities. This Agreement has been duly authorized, executed and delivered by the Company, and each of the Indenture and the Registration Agreement has been duly authorized by the Company, and from and after the Closing Date will be duly authorized and executed by the Company, and, assuming due authorization, execution and delivery by the Initial Purchasers or the Trustee, as the case may be, constitutes, or, in the case of the Indenture and the Registration Agreement, from and after the Closing Date will constitute, a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought); and the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought).

            (g) Neither the issue and sale of the Securities, the execution and delivery of this Agreement, the Indenture or the Registration Agreement, the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Agreement or the Securities, nor the fulfillment of the terms hereof will (i) conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the Subsidiary, (ii) result in a breach or violation of any of the terms of any material agreement, mortgage, deed of trust, lease, franchise, license, indenture or other agreement or instrument to which either the Company or the Subsidiary is a party or by which either of them is bound (including without limitation the Revolving Credit Agreement (as defined below)), or (iii) result in a breach or violation of any applicable statute, rule or regulation applicable to the Company or the Subsidiary or any judgment, order or decree applicable to the Company or the Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Subsidiary, as the case may be.

            (h) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations, is necessary in connection with the consummation by the Company of the transactions herein contemplated and the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Agreement or the Securities.

            (i) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or listing.

            (j) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

            (k) The Firm Securities and the Option Securities, as the case may be, satisfy the requirements set forth in Rule 144A(d)(3) under the Act for securities to be eligible for trading pursuant to Rule 144A.

            (l) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under this Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (m) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities or the Common Stock issuable upon conversion thereof under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Securities.

            (n) None of the Company, its affiliates or any person acting on behalf of the Company or its affiliates has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities, and the Company and its affiliates and any person acting on its or their behalf have complied with the offering restrictions requirement of Regulation S.

            (o) The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

            (p) The Company has agreed to permit the Securities to be designated PORTAL eligible securities, will pay the requisite fees related thereto and has provided all necessary information to the National Association of Securities Dealers, Inc. in order to ensure that the Securities are designated PORTAL eligible securities.


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
            (q) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

      2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, the Firm Securities at a purchase price of 97.0% of the principal amount thereof, plus accrued interest, if any, from January 21, 1997, to the Closing Date. Each Security will be convertible at the option of the holder into shares of Common Stock of the Company at a conversion price of $23.75 per share, subject to adjustment as specified in the Final Memorandum. Delivery of the certificates for the Securities, and payment therefor, shall be made as provided in Section 3 hereof.

            (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option (the "Option") to the Initial Purchasers to purchase the Option Securities at a purchase price of 97.0% of the principal amount thereof, plus accrued interest, if any, from January 21, 1997, to the settlement date for the Option Securities. The Option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Initial Purchasers. The Option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Memorandum upon written or telegraphic notice to the Company setting forth the principal amount of Option Securities as to which the Initial Purchasers are exercising the Option and the settlement date therefor. Delivery of certificates for the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof.

            (c) The Initial Purchasers shall notify the Company of the completion of the sale of the Securities by the Initial Purchasers.

      3. Delivery and Payment. Delivery of and payment for the Firm Securities and Option Securities (if the Option provided for in Section 2(b) hereof shall have been exercised on or before the second business day prior to the Closing
Date) shall be made at 7:00 A.M., San Francisco time, on January 21, 1997, or such later date as the Initial Purchasers and the Company shall agree (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company by certified or official bank check or wire transfer and payable in same day funds. Delivery of the Securities shall be made at such location as the Initial Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto 94304. Certificates for the Securities shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full business days in advance of the Closing Date.


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            The Company agrees to have the Securities available for inspection, checking and packaging by the Initial Purchasers in New York, New York, not later than 1:00 P.M., San Francisco time, on the business day prior to the Closing Date.

            If the Option is exercised after the second business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Initial Purchasers, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto 94304, on the date specified by the Initial Purchasers (which shall be within two business days after exercise of the Option), certificates for the Option Securities in such names and denominations as the Initial Purchasers shall have requested against payment of the purchase price thereof to or upon the order of the Company by certified or official bank check or wire transfer and payable in same day funds. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Initial Purchasers on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

      4. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser severally represents and warrants to and agrees with the Company that
(i) such Initial Purchaser has not solicited and will not solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Securities sold in reliance on Regulation S, by means of any directed selling efforts and (ii) it has solicited and will solicit offers to buy the Securities only from, and has offered and will offer, sell or deliver the Securities only to, (A) persons who it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a qualified institutional buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A, (B) persons who it reasonably believes to be institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D), and who provide to it a letter substantially in the form of Exhibit A hereto or (C) persons to whom, and under circumstances which, it reasonably believes offers and sales of Securities may be made without registration of the Securities under the Act in reliance upon Regulation S thereunder. Each Initial Purchaser also severally represents and warrants and agrees that such Initial Purchaser has offered and will offer to sell the Securities only to, and has solicited and will solicit offers to buy the Securities only from, persons that in purchasing such Securities will be deemed to have represented and agreed as provided under "Investor Representations and Restrictions on Resale" in Exhibit B hereto.

            (b) Each Initial Purchaser severally represents and warrants to and agrees with the Company that (i) it has not offered or sold, and will not offer or sell any Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the

United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

      5. Agreements. The Company agrees with the Initial Purchasers that:

            (a) The Company will furnish to the Initial Purchasers, without charge, during the period mentioned in paragraph (c) below, as many copies of the Final Memorandum and any supplements and amendments thereof or thereto as the Initial Purchasers may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

            (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without prior consent of the Initial Purchasers. Prior to the completion of the sale of the Securities by the Initial Purchasers, the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless the Company has furnished you a copy for your review prior to filing and will not file any such document to which you reasonably and timely object.

            (c) The Company will promptly advise the Initial Purchasers when, prior to the completion of the sale of the Securities by the Initial Purchasers, any document filed under the Exchange Act which is incorporated by reference in the Final Memorandum shall have been filed with the Securities and Exchange Commission (the "Commission").

            (d) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers, any event occurs as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Memorandum (including any document incorporated by reference therein which was filed under the Exchange Act) to comply with the Exchange Act or the rules thereunder or other applicable law, the Company promptly will notify the Initial Purchasers of the same and, subject to paragraph (b) of this Section 5, will prepare and provide to the Initial Purchasers pursuant to paragraph (a) of this
Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance and, in the case of such an amendment or supplement which is to be filed under the Exchange Act and which is incorporated by reference in the Final Memorandum, will file such amendment or supplement with the Commission.

            (e) The Company will cooperate with you and your counsel in endeavoring to obtain the qualification of the Securities for sale under the laws of such jurisdictions as the Initial Purchasers may reasonably designate, will maintain such qualifications in effect so long as reasonably required for the sale of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to (i) the suspension of the qualification of the Securities for sale in any jurisdiction or (ii) the initiation or threatening of any proceeding for such purpose.

            (f) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

            (g) None of the Company, its affiliates nor any person acting on behalf of the Company or its affiliates will engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company, its affiliates and each such person acting on its or their behalf will comply with the offering restrictions requirement of' Regulation S.

            (h) The Company shall, during any period in the three years after the Closing Date in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any holder of the Securities or Common Stock issued upon conversion thereof in connection with any sale thereof and any prospective purchaser of Securities or Common Stock issued upon conversion thereof from such holder the information specified in Rule 144A(d)(4) under the Act.

            (i) The Company will not, and will not permit any of its affiliates (as defined in Rule 501(b) of Regulation D) to, resell any Securities or Common Stock issued upon conversion thereof which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

            (j) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) the offering of which security will be integrated with the sale of the Securities in a manner that would require the registration of the Securities or Common Stock issuable upon conversion thereof under the Act.

            (k) The Company shall include information substantially in the form set forth in Exhibit B in each Final Memorandum.

            (l) The Company shall use its best efforts in cooperation with the Initial Purchasers to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

            (m) The Company will not, for a period of 90 days following the Execution Time without prior written consent of Salomon Brothers, Inc (which consent shall not be unreasonably withheld), offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company, any preferred stock or Common Stock of the Company or any security convertible into or exchangeable for preferred stock or Common Stock (other than the Securities); provided, however, that the Company may issue securities upon the exercise of outstanding warrants and may grant options and performance shares and issue and sell Common Stock pursuant to any employee stock option, stock incentive or purchase plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time.

            (n) The Company will apply the net proceeds from the issuance of Notes substantially as set forth in the Final Memorandum.

      6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) The Company shall have furnished to the Initial Purchasers the opinion of Cooley Godward LLP, counsel for the Company, dated the Closing Date, to the effect that:

                  (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where failure to be so qualified or to be in good standing would not have a material adverse effect on the financial condition, earnings, operations or business of the Company. To the best of such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the HMT FSC Ltd.;

                  (ii) the Company's authorized equity capitalization is as set forth in the Final Memorandum; the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive right or, to the best of such counsel's knowledge, any right of first refusal or other similar rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof; and the shares of Common Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance upon such conversion and, when issued upon conversion, would be validly issued, fully paid and nonassessable, and not subject to any preemptive right, or, to the best of such counsel's knowledge any registration right, right of first refusal or other similar rights;

                  (iii) the Company has the corporate power and authority to enter into this Agreement, the Indenture and the Registration Agreement and to issue, sell and deliver the Securities;

                  (iv) each of this Agreement, the Indenture and the Registration Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Initial Purchasers or the Trustee, as the case may be, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought); and the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought);

                  (v) no consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations, is necessary in connection with the issuance of the Securities by the Company and the performance by the Company at the Closing of its obligations under the Indenture, the Registration Agreement or the Securities, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers (as to which such counsel need express no opinion);

                  (vi) neither the issue and sale of the Securities by the Company, the execution and delivery by the Company of the Indenture or the Registration Agreement, the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Agreement or the Securities, nor the fulfillment of the terms hereof (a) conflict with, result in a breach or violation of, or constitute a default under the certificate of incorporation or bylaws of the Company, (b) constitute a default or breach of any agreement, mortgage, deed of trust, lease, franchise, license, indenture or other agreement or instrument that would be required to be filed with the Commission in connection with a registration statement of the Company on Form S-1 if filed as of the date of such opinion, or (c) result in a breach or violation of any (i) applicable statute, rule or regulation, or
      (ii) any judgment, order or decree known to such counsel to be applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company;

                  (vii) it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act;

                  (viii) to the best of such counsel's knowledge, except as set forth in the Final Memorandum, there are no legal or governmental proceedings pending or threatened against the Company or the Subsidiary which are of a type that would be required to be described in the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement of the Company on Form S-1 under the Act;

                  (ix) the Firm Securities and the Option Securities, as the case may be, satisfy the requirements set forth in Rule 144A(d)(3) under the Act for securities to be eligible for trading pursuant to Rule 144A;

                  (x) each document incorporated by reference into the Final Memorandum (except for financial statements, supporting schedules and other financial and statistical data derived therefrom as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

                  (xi) the terms and provisions of the capital stock of the Company and the terms and provisions of the Securities and Indenture are accurate and consistent in all material respects when compared with the description thereof contained in the Final Memorandum;

                  (xii) the statements in the Final Memorandum under the captions "Description of Convertible Notes," "Description of Capital Stock" and "Certain Federal Income Tax Considerations" insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel and fairly present the information that would be called for with respect to, and are fair summaries of, such legal matters, documents and proceedings if the Final Memorandum were a prospectus included in a registration statement of the Company on Form S-1 under the Act; and

                  (xiii)to such counsel's knowledge, except as set forth in the Final Memorandum, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company and all such rights, because of the filing of the registration statement required to be filed pursuant to the Registration Agreement have, with respect thereto, been waived.

                  Such counsel shall also state that, in the course of preparation by the Company of the Final Memorandum, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Initial Purchasers and representatives of counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were reviewed and discussed and, although such counsel has not independently verified, the accuracy, completeness or fairness of the statements contained in the Final Memorandum (other than as set forth in clauses (xi) and (xii) above), no facts have come to the attention of such counsel that would lead such counsel to believe that the Final Memorandum (other than the financial statements including supporting schedules and other financial and statistical information contained therein, as to which such counsel need not express any comment), as of its date or on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States or the Delaware General Corporation Law to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

            (b) The Initial Purchasers shall have received from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Final Memorandum (together with any amendment or supplement thereof or thereto) and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (c) The Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

                        (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied pursuant to this agreement at or prior to the Closing Date; and

                        (ii) since the date of the most recent financial statements incorporated by reference in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there has been no material adverse change in the condition

      (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

            (d) At the Closing Date, Coopers & Lybrand L.L.P. shall have furnished to the Initial Purchasers a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and stating in effect that: Coopers & Lybrand L.L.P. addressed to the Initial Purchasers, dated the Closing Date, confirming that they are independent certified public accountants with respect to the Company, within the meaning of the Act and the Rules and Regulations and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than five business days prior to the Closing Date, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date; and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impracticable or inadvisable to proceed with the sale of the Securities as contemplated by the Final Memorandum. The Original Letter from Coopers & Lybrand L.L.P. shall be addressed to or for the use of the Initial Purchasers in form and substance satisfactory to the Initial Purchasers and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the consolidated balance sheet of the Company as of March 31, 1996 and related consolidated statements of operations, shareholders' equity, and cash flows for the twelve (12) months ended March 31, 1996, (iii) state that Coopers & Lybrand L.L.P. has performed the procedures set out in the Statement on Auditing Standards No. 71 ("SAS 71") for a review of interim financial information and providing the report of Coopers & Lybrand L.L.P. as described in SAS 71 on the financial statements for each of the quarters in the two quarter period ended September 30, 1996 (the "Quarterly Financial Statements"), (iv) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to any of the Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied across the periods presented, (v) state that nothing came to their attention that caused them to believe that the pro forma financial statements contained in the Final Memorandum do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X, or that the pro forma adjustments thereto have not been properly applied to the historical amounts in the completion of such statements, and (vi) address other matters agreed upon by Coopers & Lybrand L.L.P. and you. In addition, you shall have received from Coopers & Lybrand L.L.P. a letter addressed to the Company and made available to you for the use of the Initial Purchasers stating that their review of the Company's system of internal accounting controls to the extent they deemed necessary in establishing the scope of their examination of the Company's consolidated financial statements as of March 31, 1996, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

            (e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereof or thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this
Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Initial Purchasers, to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

            (f) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (g) The Company shall have furnished to the Initial Purchasers a certificate of the Company, signed on behalf of the Company by the Chairman of the Board and Chief Financial Officer of the Company, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that, and the Initial Purchasers shall be satisfied that:

                        (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Execution Time and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Execution Time;

                        (ii) As of the date of this Agreement and at all times subsequent thereto up to the delivery of such certificate, the Final Memorandum did not and does not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which made, not misleading, and, since the date of this Agreement, there has occurred no event necessary to be set forth in an amended or supplemented Final Memorandum in order to make any statements in such Final Memorandum, in light of the circumstances under which made, not misleading, which has not been so set forth; and

                        (iii) Subsequent to the respective dates as of which information is given in each Memorandum, there has not been (A) any material adverse change in the business, properties or assets described or referred to in the Final Memorandum or in the condition (financial or otherwise), earnings, operations or business of the Company or any change which would adversely affect the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Agreement or the Securities, (B) any change in the capital stock or outstanding indebtedness of the Company which is material to the Company, except for the issuance of the Securities pursuant hereto, or (C) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

            (h) The Company shall have furnished to the Initial Purchasers satisfactory evidence that the execution, delivery and performance by the Company of this Agreement, the Indenture and the Registration Agreement, and the issuance of the Securities, will not result in breach of or default under that certain Amended and Restated Revolving Credit Agreement dated as of August 28, 1996 among the Company, the lenders party thereto and The First National Bank of Boston, as administrative agent, as amended through the Closing Date (the "Revolving Credit Agreement").

            (i) At the Execution Time, the Company shall have furnished to the Initial Purchasers letters substantially in the form of Exhibit C hereto from the executive officers and directors of the Company, and from Summit Partners, L.P. and Hitachi Metals, Ltd., in which each such person agrees, for a period of ninety (90) days after the last date of original issuance of the Securities to the Initial Purchasers, not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than
(i) as to any individual, during his or her lifetime or upon death, by gift, will or intestacy, to his or her immediate family or to a trust the beneficiaries of which are exclusively such person and/or a member or members of such person's immediate family; provided any donee or transferee thereof agrees in writing to be bound by such agreement, (ii) as a distribution to partners or stockholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of such agreement or (iii) with the prior written consent of Salomon Brothers Inc.

            (j) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or telefax confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Initial Purchasers, at 650 Page Mill Road, Palo Alto, California 94304 on the Closing Date.

      7. Reimbursement of Initial Purchasers' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof (other than paragraph (b) of Section 6) is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Initial Purchasers, the Company will reimburse the Initial Purchasers upon demand for all reasonable and duly documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

      8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of the Initial Purchasers, the directors, officers, employees and agents of each of the Initial Purchasers and each person who controls any of the Initial Purchasers within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into the Preliminary Memorandum, the Final Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to written information furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which each Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Initial Purchaser, severally and not jointly, agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and such Initial Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by such Initial Purchaser from the offering of the Securities; provided, however, that in no case shall such Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial

 Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers, severally and not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of each of the Initial Purchasers in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by each such Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or such Initial Purchaser. The Company and each Initial Purchaser, severally and not jointly, agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Initial Purchasers shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

      9. Substitution of Initial Purchasers. If any Initial Purchaser or Initial Purchasers shall fail to take up and pay for the number of Firm Securities agreed by such Initial Purchaser or Initial Purchasers to be purchased hereunder upon tender of such Firm Securities in accordance with the terms hereof, and if the aggregate number of Firm Securities that such defaulting Initial Purchaser or Initial Purchasers so agreed but failed to purchase does not exceed 5% of the aggregate principal amount of the Firm Securities, the remaining Initial Purchasers shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase.

      If any Initial Purchaser or Initial Purchasers so defaults and the aggregate number of Firm Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to take up and pay for exceeds 5% of the aggregate principal amount of the Firm Securities, the remaining Initial Purchasers shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Securities which the defaulting Initial Purchaser or Initial Purchasers so agreed but failed to purchase. If such remaining Initial Purchasers do not, at the Closing Date, take up and pay for the Firm Securities which the defaulting Initial Purchaser or Initial Purchasers so agreed but failed to purchase, the Closing Date shall be postponed for twenty-four hours (including nonbusiness hours) to allow the remaining Initial Purchasers the privilege of substituting within such twenty-four hour period (including non-business hours) another purchaser or purchasers (which may include any nondefaulting Initial Purchaser) reasonably satisfactory to the Company. If no such purchaser or purchasers shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further twenty-four hours, if necessary, to allow the Company the privilege of finding another purchaser or purchasers, reasonably satisfactory to you, to purchase the Firm Securities which the defaulting Initial Purchaser or Initial Purchasers so agreed but failed to purchase. If it shall be arranged for the remaining Initial Purchasers or substituted purchasers to take up the Firm Securities of the defaulting Initial Purchaser or Initial Purchasers as provided in this Section , (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven full business days, in order to effect whatever changes may thereby be made necessary in the Memorandum, or in any other documents or arrangements, and the Company agrees promptly to prepare and deliver any amendments or supplements to the Memorandum or other such documents which may thereby be made necessary, and (ii) the respective number of Firm Securities to be purchased by the remaining Initial Purchasers and substituted purchasers shall be taken as the basis of their obligation to purchase hereunder. If the remaining Initial Purchasers shall not take up and pay for all such Firm Securities so agreed to be purchased by the defaulting Initial Purchaser or Initial Purchasers or substitute another purchaser or purchasers as aforesaid, and the Company shall not find or shall not elect to seek another purchaser or purchasers for such Firm Securities as aforesaid, then this Agreement shall terminate.

      In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section , the Company shall not be liable to any Initial Purchaser (except as provided in Sections 4(j), 5 and 8 hereof) and no Initial Purchaser (other than an Initial Purchaser who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the principal amount of Firm Securities agreed by such Initial Purchaser to be purchased hereunder, which Initial Purchaser shall remain liable to the Company and the other Initial Purchasers for damages, if any, resulting from such default) shall be liable to the Company (except to the extent provided in Sections 5 and 8 hereof).

      The term "Initial Purchaser" in this Agreement shall include any person substituted for a Initial Purchaser under this Section .

      10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the National Association of Securities Dealers Automated Quotation National Market, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or Market,
(iii) a banking moratorium shall have been declared either by Federal, California or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereof or thereto).

      11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

      12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Initial Purchaser, will be mailed, delivered or telefaxed and confirmed to Salomon Brothers Inc in writing, at Seven World Trade Center, New York, New York, 10048, telefax no.: (212) 783-2274, Attention of Legal Department, with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, telefax no.:
(415) 493-6811, Attention of John A. Fore; or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it in writing at 1055 Page Avenue, Fremont, California 94538, telefax no.: (510) 490-5538, Attention of Peter S. Norris, Chief Financial Officer, with a copy to Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306, telefax no.: (415) 857-0663, Attention of James C. Kitch.

      13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

      14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.


                                    Very truly yours,

                                    HMT TECHNOLOGY CORPORATION

                                        /s/ Peter S. Norris
                                    By:_________________________________________
                                       Name: Peter S. Norris
                                       Title: Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC
ALEX. BROWN & SONS INCORPORATED
HAMBRECHT & QUIST LLC
ROBERTSON, STEPHENS & COMPANY LLC
  c/o Salomon Brothers Inc

By:  SALOMON BROTHERS INC

            Robert Messih
       By:___________________________________
          Name: Robert Messih
          Title:   Director

                                     ANNEX I

                               INITIAL PURCHASERS

Initial Purchaser                               Principal Amount
-----------------                               ----------------
SALOMON BROTHERS INC                              $100,000,000
ALEX. BROWN & SONS INCORPORATED                     30,000,000
HAMBRECHT & QUIST LLC                               30,000,000
ROBERTSON, STEPHENS & COMPANY LLC                   40,000,000
                                                  ------------
            Total                                 $200,000,000

                                    EXHIBIT A

                          Form of Investment Letter for
                              Accredited Investors


SALOMON BROTHERS INC
ALEX. BROWN & SONS INCORPORATED
HAMBRECHT & QUIST LLC
ROBERTSON, STEPHENS & COMPANY LLC
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

      In connection with our proposed purchase of $__________ aggregate principal amount of the 5-3/4% Convertible Subordinated Notes due 2004 (the "Securities") of HMT Technology Corporation, a Delaware corporation (the "Company"), we confirm that:

      1. We understand that the Securities and the Common Stock issuable upon conversion thereof have not been registered under the Securities Act of 1933 (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Securities are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, (y) that if we should resell, pledge or otherwise transfer such Securities or the Common Stock issuable upon conversion thereof within three years after the date of the original issuance of the Securities (or such shorter period as may then be applicable under the Securities Act) or within three months after we cease to be an Affiliate (within the meaning of Rule 144A under the Securities Act) of the Company, such Securities or the Common Stock issuable upon conversion thereof may be resold, pledged or transferred only (i) to the Company, (ii) so long as such Securities or the Common Stock issuable upon conversion thereof are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule
144A) ("QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Security),
(iii) in an offshore transaction in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Security),
(iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Security) that has certified to the Company and the Trustee (or, in the case of Common Stock, the Transfer Agent) that it is such an accredited investor and is acquiring the

Securities or the Common Stock issuable upon conversion thereof for investment purposes and not for distribution, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Securities or Common Stock issuable upon conversion thereof from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Securities or Common Stock issuable upon conversion thereof by us, the Company and the Trustee (or, in the case of Common Stock, the Transfer Agent) may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

      2. We are able to fend for ourselves in the transactions contemplated by this Offering Memorandum, we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

      3. We understand that the minimum principal amount of Securities that may be purchased by an institutional accredited investor is $250,000.

      4. We understand that the Company and Salomon Brothers Inc, Alex. Brown & Sons Incorporated, Hambrecht & Quist LLC and Robertson, Stephens & Company LLC, as the initial purchasers of the Securities ("Initial Purchasers"), and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of Securities, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company and the Initial Purchasers.

      5. We are acquiring the Securities purchased by us for investment purposes, and not for distribution, for our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

      6. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    EXHIBIT B

                               NOTICE TO INVESTORS

Offers and Sales by the Initial Purchasers

      The Convertible Notes and the Common Stock issuable upon conversion thereof have not been registered under the Securities Act and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons except in accordance with an applicable exemption from the registration requirements thereof. Accordingly, the Convertible Notes are being offered and sold only (1) in the United States to qualified institutional buyers ("Qualified Institutional Buyers") under Rule 144A under the Securities Act and to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Institutional Accredited Investors") in a private sale exempt from the registration requirements of the Securities Act, and (2) outside the United States to non-U.S. persons ("foreign purchasers") in reliance upon Regulation S under the Securities Act. Each Institutional Accredited Investor that is a purchaser of Convertible Notes from the Initial Purchasers will be required to sign a certificate in the form of Exhibit A to the Purchase Agreement. Each foreign purchaser that is a purchaser of Convertible Notes from an Initial Purchaser (an "Initial Foreign Purchaser") will be required to sign a certificate in the form provided by the Initial Purchasers.

Investor Representations and Restrictions on Resale

      Each purchaser of the Convertible Notes will be deemed to have represented and agreed as follows:

            (1) it is acquiring the Convertible Notes for its own account or for an account with respect to which it exercises sole investment discretion, and that it or such account is a Qualified Institutional Buyer, an Institutional Accredited Investor acquiring the Convertible Notes for investment purposes and not for distribution or a foreign purchaser outside the United States;

            (2) it acknowledges that the Convertible Notes and the Common Stock issuable upon conversion thereof have not been registered under the Securities Act and may not be sold except as permitted below;

            (3) it understands and agrees (x) that such Convertible Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and (y) that (A) if within three years (or such shorter period as may then be applicable under the Securities Act regarding the holding period for securities under Rule 144(k) of the Securities Act or any successor rule) after the date of original issuance of the Convertible Notes or if within three months after it ceases to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, it decides to resell, pledge or otherwise transfer such Convertible Notes or the Common Stock issuable upon conversion thereof on which the applicable legend set forth below appears, such Convertible Notes or Common

      Stock issuable upon conversion thereof may be resold, pledged or transferred only (i) to the Company, (ii) so long as such Convertible Notes if such Convertible Notes are not in book-entry form or Common Stock issuable upon conversion thereof are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Convertible Notes if such Convertible Notes are not in book-entry form) and a certificate which may be obtained from the Company or the Trustee is delivered by the Transferee to the Company and the Trustee, (iii) in an offshore transaction in accordance with Regulation S (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Convertible Notes if such Convertible Notes are not in book-entry form), but, if such transfer is being effected by an Initial Foreign Purchaser or any foreign purchaser who has purchased Convertible Notes from an Initial Foreign Purchaser or from any person other than a Qualified Institutional Buyer or an Institutional Accredited Investor pursuant to this clause (iii) prior to the expiration of the "40 day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act), the transferee shall have certified to the Company and the Trustee for the Convertible Notes (or, in the case of Common Stock, the Transfer Agent) that such transferee is a non-U.S. Person (within the meaning of Regulation S) and that such transferee is acquiring the Convertible Notes or Common Stock in an offshore transaction, (iv) to an Institutional Accredited Investor (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Convertible Notes if such Convertible Notes are not in book-entry form) who has certified to the Company and the Trustee for the Convertible Notes (or, in the case of Common Stock, the Transfer Agent) that such transferee is an Institutional Accredited Investor and is acquiring the Convertible Notes or the Common Stock for investment purposes and not for distribution, (provided that no Initial Foreign Purchaser or any foreign purchaser who has purchased Convertible Notes from an Initial Foreign Purchaser or from any person other than a Qualified Institutional Buyer or an Institutional Accredited Investor pursuant to clause (iii) shall be permitted to transfer any Convertible Notes (or the Common Stock issuable upon conversion thereof) so purchased by it to an Institutional Accredited Investor pursuant to this clause (iv) prior to the expiration of the "40 day restricted period" and a certificate which may be obtained from the Company or the Trustee is delivered by the transferee to the Company and the Trustee), (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or other jurisdictions, (B) the purchaser will, and each subsequent holder is required to, notify any purchaser of Convertible Notes or the Common Stock issuable upon conversion thereof from it of the resale restrictions referred to in (A) above, if then applicable, and (C) with respect to any transfer of Convertible Notes or the Common Stock issuable upon conversion thereof by an Institutional Accredited Investor, such holder will deliver to the Company and the Trustee (or, in the case of Common Stock, the Transfer Agent) such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions including, without limitation, the certificate in the form of Exhibit A to the Purchase Agreement; and

            (4) with respect to the Convertible Notes, it understands that the notification requirement referred to in (3) above will be satisfied in the case only of transfers by physical delivery of Certificated Convertible Notes other than a Global Note, by virtue of the fact that the following legend will be placed on the Convertible Notes unless otherwise agreed by the Company:

            "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED
            (X) PRIOR TO THE THIRD ANNIVERSARY (OR SUCH SHORTER PERIOD AS MAY THEN BE APPLICABLE UNDER THE SECURITIES ACT) OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY

            THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS SECURITY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE (PROVIDED THAT CERTAIN HOLDERS SPECIFIED IN THE INDENTURE MAY NOT TRANSFER THIS SECURITY PURSUANT TO THIS CLAUSE (4) PRIOR TO EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTIONS. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR
            (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT";

            (5) with respect to the Common Stock issuable upon conversion of the Convertible Notes, it understands that the notification requirement referred to in (3) above will be satisfied by virtue of the fact that the following legend will be placed on the Common Stock unless otherwise agreed by the Company:

            "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT

            OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY (OR SUCH SHORTER PERIOD AS MAY THEN BE APPLICABLE UNDER THE SECURITIES ACT) OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), AND
            IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2),
            (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS SECURITY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRANSFER AGENT, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND A CERTIFICATE WHICH

            MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTIONS. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR
            (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

            (6) it (i) is able to fend for itself in the transactions contemplated by the Offering Memorandum; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Convertible Notes; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and

            (7) it understands that the Company, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations and warranties deemed to have been made by it by its purchase of the Convertible Notes are no longer accurate, it shall promptly notify the Company and the Initial Purchasers. If it is acquiring the Convertible Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account.